Exhibit (d)(2)

EXCHANGE AGREEMENT
by and between
JEFFERIES CAPITAL PARTNERS IV L.P.
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC
and
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
and
NOVASTAR FINANCIAL, INC.
dated as of December 10, 2010

ANNEXES
Annex A – Conditions to Closing the Exchange
Annex B – Form of Registration Rights Agreement

EXCHANGE AGREEMENT
          This Exchange Agreement (“Agreement”), dated as of December 10, 2010 is by and between Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC, each organized under the laws of Delaware (collectively, “Jefferies”), Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (“Mass Mutual”) and NovaStar Financial, Inc., a Maryland corporation (“NovaStar”).
          WHEREAS, as of the close of business on the date of this Agreement, the authorized capital stock of NovaStar consists of 50,000,000 shares, which includes the common stock, par value $0.01 (the “Common Stock”) of which issued and outstanding is 9,368,053 shares of Common Stock, 2,100,000 shares of 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 (the “Series D Preferred”) and 2,990,000 shares of 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred”);
          WHEREAS, as of close of business on the date of this Agreement, Jefferies and Mass Mutual each own 1,050,000 shares of the Series D Preferred;
          WHEREAS, the parties desire to exchange all of the Series D Preferred for shares of Common Stock and cash (the “Exchange”), upon the terms and subject to the conditions set forth in this Agreement;
          WHEREAS, prior to the closing of the Exchange, NovaStar will make an offer (the “Offer”) to acquire all the share of the Series C Preferred in accordance with the terms described (without amendment), in the draft of the registration statement on Form S-4 (the “Draft Registration Statement”) furnished by NovaStar to Jefferies and Mass Mutual by email on December 8, 2010;
          WHEREAS, upon completion of the transactions contemplated in the Offer, NovaStar’s board of directors will initially consist of six (6) individuals, two (2) of whom will be Howard Amster and Barry Igdaloff;
          WHEREAS, during the Lock-Up Period (as defined herein), each of Jefferies and Mass Mutual will have the right to designate one (1) representative to attend and observe meetings of the board of directors and will have the right to cause NovaStar to increase the size of its board of directors and to appoint such observer to fill the newly created board seat, subject to the right of Jefferies and Mass Mutual to replace its respective board seat or board observer in the event of vacancy;
          WHEREAS, the board of directors of NovaStar, upon the recommendation of the NovaStar Special Committee (as defined herein), has determined that it is in the best interests of NovaStar and the NovaStar shareholders to engage in the Transactions (as defined herein) and, subject to the terms and conditions of this Agreement, has resolved to recommend that the shareholders approve the Transactions; and
          WHEREAS, each of Jefferies, Mass Mutual and NovaStar has determined that it is necessary and desirable to set forth the transactions required to effect the Exchange.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:
          “Action” shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.
          “Affiliate” shall mean, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified; provided, however, that NovaStar shall not be considered to be an “Affiliate” of either Jefferies or Mass Mutual, and neither Jefferies nor Mass Mutual and their respective Subsidiaries shall be considered to be “Affiliates” of NovaStar.
          “Agreement” shall have the meaning set forth in the preamble.
          “Amended and Restated NovaStar Articles of Incorporation” shall have the meaning set forth in Section 2.2.
          “Board Director” shall have the meaning set forth in Section 6.10.
          “Board Observer” shall have the meaning set forth in Section 6.10.
          “Business Day” shall have the meaning given to such term under Rule 13e-4(a)(3) under the Exchange Act.
          “Closing” shall have the meaning set forth in Section 2.2.
          “Closing Date” shall have the meaning set forth in Section 2.2.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Common Stock” shall have the meaning set forth in the recitals.
          “Common Stock Proxy Statement” shall have the meaning set forth in Section 2.4(b).
          “Draft Registration Statement” shall have the meaning set forth in the recitals.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Form S-4” shall have the meaning set forth in Section 2.4(a).

          “Frustrating Transactions” shall have the meaning set forth in Section 6.7(a).
          “Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.
          “Indemnified Party” shall have the meaning set forth in Section 7.5(a).
          “Indemnifying Party” shall have the meaning set forth in Section 7.5(a).
          “IRS” shall mean the Internal Revenue Service.
          “IRS Ruling” shall mean the private letter ruling issued by the IRS, dated July 23, 2010, to NovaStar.
          “Jefferies Contract” shall have the meaning set forth in Section 4.3(a).
          “Jefferies Entities” shall mean each of Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC.
          “Jefferies Material Adverse Effect” shall mean any change, effect, event, occurrence or development that, individually or in the aggregate, is resulting, has resulted, or would reasonably be expected to result in a material adverse effect on the ability of Jefferies to perform its obligations under this Agreement or to consummate the Exchange.
          “Law” shall mean any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, judgment, code, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.
          “Liens” shall mean mortgages, pledges, hypothecations, liens, charges, claims, security interests, indentures, deeds of trust, charges, adverse claims, options, equitable interests, restrictions, easements, title defects, title retention agreements, voting trust agreements, or other encumbrance of any kind, including any restriction on the right to use, transfer, vote, receive income, sell or otherwise dispose of stock, other than any Lien created pursuant to this Agreement.
          “Lock-Up Period” shall have the meaning set forth in Section 6.9(a).
          “Losses” shall mean all losses, costs, charges, expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys’ and other professional fees and expenses in connection with any Action whether involving a third-party claim or any claim solely between the parties hereto), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, demands, claims, assessments or deficiencies, in any such case, arising out of, attributable to or resulting from the Transactions.

          “Mass Mutual” shall have the meaning set forth in the preamble.
          “Mass Mutual Contract” shall have the meaning set forth in Section 5.3(a).
          “Mass Mutual Material Adverse Effect” shall mean any change, effect, event, occurrence or development that, individually or in the aggregate, is resulting, has resulted, or would reasonably be expected to result in a material adverse effect on the ability of Mass Mutual to perform its obligations under this Agreement or to consummate the Exchange.
          “MGCL” shall mean the Maryland General Corporate Law.
          “NovaStar” shall have the meaning set forth in the preamble.
          “NovaStar Contract” shall have the meaning set forth in Section 3.3(a).
          “NovaStar Indemnified Parties” shall have the meaning set forth in Section 7.3.
          “NovaStar Material Adverse Effect” shall mean any change, effect, event, occurrence or development that, individually or in the aggregate, is resulting, has resulted, or would reasonably be expected to result in a material adverse effect on the business, financial condition, equity reserves, surplus or results of operations of NovaStar and its Subsidiaries, taken as a whole, or on the ability of NovaStar to perform its obligations under this Agreement or to consummate the Exchange.
          “NovaStar Required Consents” shall have the meaning set forth in Section 3.4.
          “NovaStar Shareholder Approvals” shall mean the requisite approval of each proposal submitted to a vote at a special meeting of the holders of NovaStar’s Common Stock, Series C Preferred, or the Series D Preferred with respect to the Transactions.
          “NovaStar Common Stock Shareholders” shall mean the holders of NovaStar’s Common Stock.
          “NovaStar Series C Preferred Shareholders” shall mean the holders of NovaStar’s Series C Preferred.
          “NovaStar Series D Preferred Shareholders” shall mean the holders of NovaStar’s Series D Preferred.
          “NovaStar Shareholder Meetings” shall have the meaning set forth in Section 6.1.
          “NovaStar Special Committee” shall mean the special committee of the board of directors of NovaStar established to consider and approve this Agreement and the Transactions and related matters, or any successor committee established by the NovaStar board of directors and designated for such purpose.
          “Offer” shall have the meaning set forth in the recitals.
          “Offer Documents” shall have the meaning set forth in Section 2.4(c).
          “Person” shall mean any natural person, corporation, partnership, limited liability company, business trust, joint venture, association, company, other entity or government, or any agency or political subdivision thereof.
          “Prospectus” shall have the meaning set forth in Section 2.4(a).
          “Representative” shall mean a director, officer, or employee or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.
          “Restraint” shall mean any Law, temporary restraining order, preliminary or permanent injunction, judgment or ruling enacted, promulgated, issued or entered by any Governmental Authority.
          “Schedule TO” shall have the meaning set forth in Section 2.4(c).
          “SEC” shall mean the U.S. Securities and Exchange Commission.
          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or persons performing similar functions) or (ii) is a general partner or an entity performing similar functions.
          “Supplemental IRS Ruling” shall mean any private letter ruling issued by the IRS pursuant to any supplemental request for rulings, submitted by NovaStar to the IRS following the issuance of the IRS Ruling, relating to the Transactions.
          “Tax” or “Taxes” shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, additions to tax or additional amounts attributable to any such tax.

          “Termination Date” shall have the meaning set forth in Section 8.1(b)(i).
          “Third-Party Claim” shall have the meaning set forth in Section 7.5(b).
          “Transactions” shall mean the transactions contemplated by this Agreement, including the Offer and Exchange, each as more fully described in the Draft Registration Statement.
          “Treasury Regulation” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          Section 1.2 References; Interpretation.
               (a) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such statute as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
               (b) The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
THE EXCHANGE
          Provided that this Agreement shall not have been terminated, upon the satisfaction or waiver of the conditions set forth in Annex A (the “Conditions”), NovaStar, Jefferies and Mass Mutual will effect the Exchange as follows:
          Section 2.1 The Exchange. At the Closing, each of Jefferies and Mass Mutual shall tender 1,050,00 shares of Series D Preferred and each shall accept 18,581,000 shares of Common Stock and $688,500 in exchange. The shares of Common Stock issued under the Exchange to Jefferies and Mass Mutual (the “Privately Placed Stock”) will be “restricted securities” under Regulation D of the Securities Act. The certificates evidencing the Privately Placed Stock will bear an appropriate legend regarding restrictions on resale for “restricted securities”.
          Section 2.2 Closing Date. The Exchange shall occur on the same day as, and immediately following, the last of the NovaStar Shareholder Meetings that results in obtaining the final NovaStar Shareholder Approval, and the parties agree that they shall cause an amended and restated NovaStar Articles of Incorporation eliminating the Series D Preferred and implementing certain ownership restrictions in order to preserve existing net operating losses, among other things, in such form as is reasonably acceptable to Jefferies and Mass Mutual (the “Amended and Restated NovaStar Articles of Incorporation”), to become effective under the MGCL as of such time (the “Closing”). The date on which the Exchange shall occur shall be the “Closing Date.”
          Section 2.3 Exchange of Certificates. On or prior to the Closing Date, each of Jefferies and Mass Mutual shall deposit, or shall cause to be deposited, with NovaStar the certificate or certificates representing the shares of Series D Preferred beneficially owned by it. On the Closing Date, NovaStar shall cancel such deposited certificate or certificates and issue to each of Jefferies and Mass Mutual a new certificate or certificates of Common Stock representing the number of shares indicated in Section 2.1 above.
          Section 2.4 The Offer.
               (a) As promptly as practicable after the date of this Agreement, NovaStar shall prepare and file with the SEC, a registration statement on Form S-4 (the “Form S-4”) to register under the Securities Act the offer and sale of the Common Stock to be issued in the Offer to holders of the Series C Preferred. The Form S-4 will include (i) a proxy statement to be used for the shareholder meeting of holders of the Series C Preferred and (ii) a prospectus to be used as a prospectus sent to the holders of the Series C Preferred for the Offer (the “Prospectus”). Following the filing of the Form S-4, NovaStar shall use reasonable best efforts to cause the Form S-4 to become effective under the Securities Act as promptly as practicable. Following the effectiveness of the Form S-4, NovaStar shall use its reasonable best efforts, to cause the proxy materials in the Form S-4 to be mailed to the NovaStar Series C Preferred Shareholders entitled to vote at the shareholder meeting for the purpose of obtaining the approval of the holders of the Series C Preferred.
               (b) As promptly as practicable after the date of this Agreement, NovaStar shall prepare and file with the SEC a proxy statement and call a meeting of the holders of NovaStar’s Common Stock to approve certain amendments to the Articles of Incorporation necessary to effect the Transactions (the “Common Stock Proxy Statement”).
               (c) NovaStar shall file with the SEC a tender offer statement on Schedule TO (the “Schedule TO”) with respect to the Offer, which Schedule TO shall include the Prospectus, a form of transmittal letter, a form of notice of guaranteed delivery and other customary materials (together with any supplements and amendments thereto, the “Offer Documents”) and shall cause the Offer Documents to be disseminated to the holders of the Series C Preferred. At all times, each of the parties shall conduct and complete the Transactions in accordance with the applicable securities Laws.
               (d) At or prior to the Closing, either (i) in the form of a unanimous consent of shareholders or (ii) at a special meeting duly called, NovaStar shall seek the consent and approval of Jefferies and Mass Mutual to the Transactions and all steps necessary thereto. At the Closing, NovaStar, Jefferies and Mass Mutual shall execute a registration rights agreement (the “Registration Rights Agreement”) in the form as attached hereto as Annex B committing NovaStar to register the Privately Placed Stock at such time as described therein.
               (e) NovaStar shall take all steps necessary for the Form S-4, the Offer Documents and any filing under Rule 425 under the Securities Act relating to the Transactions to be filed with the SEC, to comply in all material respects with the Securities Act and the Exchange Act, as applicable.
               (f) Each of Jefferies and Mass Mutual shall furnish promptly to NovaStar all information concerning itself or its Subsidiaries that is required or reasonably requested by NovaStar in connection with the obligations contained in this Section 2.4, relating to the Form S-4, and the Offer Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NOVASTAR
          NovaStar hereby represents and warrants to Jefferies and Mass Mutual, on the date of this Agreement and on the Closing Date as follows:
          Section 3.1 Organization; Good Standing. NovaStar is duly organized, validly existing and in good standing under the Laws of the state of Maryland, and has all requisite corporate power and corporate authority necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except for such failures to be duly organized, validly existing or in good standing or to have corporate power or corporate authority that, individually or in the aggregate, would not have a NovaStar Material Adverse Effect. NovaStar is duly licensed or qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not, individually or in the aggregate, have a NovaStar Material Adverse Effect.
          Section 3.2 Authorization.
               (a) NovaStar has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the NovaStar Shareholder Approvals, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by NovaStar of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by all necessary corporate action on the part of NovaStar (including by its board of directors), and except for the NovaStar

Shareholder Approvals, no other corporate action or proceedings on the part of NovaStar is necessary to authorize the execution, delivery and performance by NovaStar of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by NovaStar and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of NovaStar, enforceable against NovaStar in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, and (ii) except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities Laws or the policies underlying such Laws.
               (b) The board of directors of NovaStar, at a meeting duly called and held, has (i) approved this Agreement and the Transactions and (ii) resolved to recommend that NovaStar Common Stock Shareholders, NovaStar Series C Shareholder and NovaStar Series D Shareholders vote to approve the proposals required to effect the Transactions.
          Section 3.3 Non-Contravention.
               (a) Neither the execution and delivery of this Agreement by NovaStar nor the consummation by NovaStar of the Transactions, nor compliance by NovaStar with any of the provisions of this Agreement, will (i) conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under any articles of incorporation, bylaws or similar organizational documents of NovaStar, (ii) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to NovaStar, or (iii) conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under or give rise to a right of, or result in, termination, modification, cancellation, recapture or acceleration of any obligation or to the loss of a benefit, or result in the creation of any Lien in or upon or with respect to, any of the properties or other assets of NovaStar, under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, contract or other agreement (each, a “NovaStar Contract”) to which NovaStar is a party, except in the case of clauses (ii) and (iii), for such violations, defaults or conflicts as would not, individually or in the aggregate, have a NovaStar Material Adverse Effect. Other than as would not result in a NovaStar Material Adverse Effect, none of the Transactions will constitute a “change of control” of NovaStar for purposes of Treasury Regulation § 1.382.
               (b) Except as would not, individually or in the aggregate, have a NovaStar Material Adverse Effect, NovaStar (i) is not in violation of its articles of incorporation, bylaws or similar organizational documents, (ii) is not in default in the performance of any NovaStar Contract to which it is a party or by which it is bound or to which any of its properties is subject or (iii) is in violation of any Law applicable to NovaStar.
          Section 3.4 Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, (a) the Securities Act and the Exchange Act and (b) the filing of the Amended and Restated NovaStar Articles of Incorporation with the Secretary of State of the State of Maryland (the “NovaStar Required Consents”), no material consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by NovaStar or the consummation by NovaStar of the Transactions. As of the date of this Agreement, NovaStar has no knowledge or reason to believe that it will not be able to obtain the NovaStar Required Consents.
          Section 3.5 Litigation. There are no Actions pending, or to the knowledge of NovaStar, threatened, to which NovaStar or any of its Subsidiaries is or may be a party or to which the business or property of NovaStar or any of its Subsidiaries is or may be subject, and there is no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or that has been proposed by any Governmental Authority having jurisdiction over NovaStar or its Subsidiaries, (a) that seeks to, and neither NovaStar nor any of its Subsidiaries is subject to any judgments, decrees or orders that, enjoin, prohibit, rescind or restrain any of the Transactions or otherwise prevent NovaStar from complying in all material respects with the terms and provisions of this Agreement or (b) that would, individually or in the aggregate, result in a NovaStar Material Adverse Effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF JEFFERIES
          Jefferies hereby represents and warrants to NovaStar, on the date of this Agreement and on the Closing Date, as follows:
          Section 4.1 Organization; Good Standing. Each Jefferies Entity is duly organized, validly existing and in good standing under the Laws of the state of Delaware, and has all requisite limited partnership or limited liability company (as the case may be) power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except for such failures to be duly organized, validly existing or in good standing or to have corporate power or corporate authority that, individually or in the aggregate, would not have a Jefferies Material Adverse Effect. Jefferies is duly licensed or qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not, individually or in the aggregate, have a Jefferies Material Adverse Effect.
          Section 4.2 Authorization. Each Jefferies Entity has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each Jefferies Entity of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by all necessary limited partnership or limited liability company action, as the case may be, on its part, no other limited partnership or limited liability company action or proceedings, as the case may be, on its part are necessary to authorize the execution, delivery and performance by it of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by each Jefferies Entity and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, and (ii) except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities Laws or the policies underlying such Laws.
          Section 4.3 Non-Contravention.
               (a) Neither the execution and delivery of this Agreement by Jefferies nor the consummation by Jefferies of the Transactions, nor compliance by Jefferies with any of the provisions of this Agreement, will (i) conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under any organizational documents of a Jefferies Entity, (ii) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to a Jefferies Entity, or (iii) conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under or give rise to a right of, or result in, termination, modification, cancellation, recapture or acceleration of any obligation or to the loss of a benefit, or result in the creation of any Lien in or upon or with respect to, any of the properties or other assets of a Jefferies Entity, under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, contract or other agreement (each, a “Jefferies Contract”) to which a Jefferies Entity is a party, except in the case of clauses (ii) and (iii), for such violations, defaults or conflicts as would not, individually or in the aggregate, have a Jefferies Material Adverse Effect.
               (b) Except as would not, individually or in the aggregate, have a Jefferies Material Adverse Effect, no Jefferies Entity (i) is not in violation of its organizational documents, (ii) is not in default in the performance of any Jefferies Contract to which it is a party or by which it is bound or to which any of its properties is subject or (iii) is in violation of any Law applicable to it.
          Section 4.4 Governmental Approvals. No material consents or approvals of, or material filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by any Jefferies Entity or the consummation by a Jefferies Entity of the Transactions.
          Section 4.5 Litigation. There are no Actions pending, or to the knowledge of Jefferies, threatened, to which any Jefferies Entity or any of its Subsidiaries is or may be a party or to which the business or property of any Jefferies Entity or any of its Subsidiaries is or may be subject, and there is no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or that has been proposed by any Governmental Authority having jurisdiction over any Jefferies Entity or its Subsidiaries, (a) that seeks to, and neither any Jefferies Entities nor any of its Subsidiaries is subject to any judgments, decrees or orders that, enjoin, prohibit, rescind or restrain any of the Transactions or otherwise prevent such Jefferies Entity from complying in all material respects with the terms and provisions of this Agreement or (b) that would, individually or in the aggregate, result in a Jefferies Material Adverse Effect.

          Section 4.6 Title. As of the date of this Agreement, Jefferies has good and valid title, in the aggregate, to 1,050,000 shares of Series D Preferred free and clear of any Liens.
          Section 4.7 Investor Representations. Taking into account its personnel and resources, Jefferies is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the Exchange, including investments in securities issued by NovaStar. Jefferies is an “accredited investor,” as defined in Rule 501 under the Securities Act. Jefferies also acknowledges that the certificates for the Privately Placed Stock may contain legends regarding a shareholder rights plan and restrictions on the right to resell the securities without registration or an applicable exemption from registration.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MASS MUTUAL
          Mass Mutual hereby represents and warrants to NovaStar, on the date of this Agreement and on the Closing Date, as follows:
          Section 5.1 Organization; Good Standing. Mass Mutual is duly organized, validly existing and in good standing under the Laws of the state of Massachusetts, and has all requisite corporate power and corporate authority necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except for such failures to be duly organized, validly existing or in good standing or to have corporate power or corporate authority that, individually or in the aggregate, would not have a Mass Mutual Material Adverse Effect. Mass Mutual is duly licensed or qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not, individually or in the aggregate, have a Mass Mutual Material Adverse Effect.
          Section 5.2 Authorization. Mass Mutual has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Mass Mutual of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by all necessary corporate action on the part of Mass Mutual (including, if applicable, by its board of directors), no other corporate action or proceedings on the part of Mass Mutual is necessary to authorize the execution, delivery and performance by Mass Mutual of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Mass Mutual and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Mass Mutual, enforceable against Mass Mutual in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or similar laws now or hereinafter in effect relating to or affecting creditors’ rights generally and by general principles of equity, and (ii)

except with respect to the rights of indemnification and contribution hereunder, where enforcement hereof may be limited by federal or state securities Laws or the policies underlying such Laws.
          Section 5.3 Non-Contravention.
               (a) Neither the execution and delivery of this Agreement by Mass Mutual nor the consummation by Mass Mutual of the Transactions, nor compliance by Mass Mutual with any of the provisions of this Agreement, will (i) conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under any articles of incorporation, bylaws or similar organizational documents of Mass Mutual, (ii) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Mass Mutual, or (iii) conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under or give rise to a right of, or result in, termination, modification, cancellation, recapture or acceleration of any obligation or to the loss of a benefit, or result in the creation of any Lien in or upon or with respect to, any of the properties or other assets of Mass Mutual, under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, contract or other agreement (each, a “Mass Mutual Contract”) to which Mass Mutual is a party, except in the case of clauses (ii) and (iii), for such violations, defaults or conflicts as would not, individually or in the aggregate, have a Mass Mutual Material Adverse Effect..
               (b) Except as would not, individually or in the aggregate, have a Mass Mutual Material Adverse Effect, Mass Mutual (i) is not in violation of its articles of incorporation, bylaws or similar organizational documents, (ii) is not in default in the performance of any Mass Mutual Contract to which it is a party or by which it is bound or to which any of its properties is subject or (iii) is in violation of any Law applicable to Mass Mutual.
          Section 5.4 Governmental Approvals. No material consents or approvals of, or material filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Mass Mutual or the consummation by Mass Mutual of the Transactions.
          Section 5.5 Litigation. There are no Actions pending, or to the knowledge of Mass Mutual, threatened, to which Mass Mutual or any of its Subsidiaries is or may be a party or to which the business or property of Mass Mutual or any of its Subsidiaries is or may be subject, and there is no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or that has been proposed by any Governmental Authority having jurisdiction over Mass Mutual or its Subsidiaries, (a) that seeks to, and neither Mass Mutual nor any of its Subsidiaries is subject to any judgments, decrees or orders that, enjoin, prohibit, rescind or restrain any of the Transactions or otherwise prevent Mass Mutual from complying in all material respects with the terms and provisions of this Agreement or (b) that would, individually or in the aggregate, result in a Mass Mutual Material Adverse Effect.
          Section 5.6 Title. As of the date of this Agreement, Mass Mutual has good and valid title to 1,050,000 shares of Series D Preferred free and clear of any Liens.

          Section 5.7 Investor Representations. Taking into account its personnel and resources, Mass Mutual is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the Exchange, including investments in securities issued by NovaStar. Mass Mutual is an “accredited investor,” as defined in Rule 501 under the Securities Act. Mass Mutual also acknowledges that the certificates for the Privately Placed Stock may contain legends regarding a shareholder rights plan and restrictions on the right to resell the securities without registration or an applicable exemption from registration.
ARTICLE VI
ADDITIONAL COVENANTS
          Section 6.1 NovaStar Shareholder Meetings. NovaStar shall, in accordance with applicable Law and its articles of incorporation and bylaws, duly call, give notice of, convene and hold meetings of the NovaStar Common Stock Shareholders, the NovaStar Series C Preferred Shareholders and the NovaStar Series D Preferred Shareholders (the “NovaStar Shareholder Meetings”), on a date selected by NovaStar, in its discretion, for the purpose of obtaining the NovaStar Shareholder Approvals, and, shall take all lawful action to solicit the NovaStar Shareholder Approvals.
          Section 6.2 Efforts; Cooperation.
               (a) Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with the other in connection with the foregoing, including using its reasonable best efforts (i) to make promptly any filings that may be required under applicable Law or by any Governmental Authority, and to supply promptly any additional information or documentary material that may be requested by a Governmental Authority, if any, (ii) to obtain all other consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign Law or regulation, (iii) to lift or rescind at NovaStar’s expense any injunction or restraining order or other order adversely affecting the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement, (iv) to effect as promptly as practicable all necessary registrations, filings and responses to requests for additional information or documentary material from a Governmental Authority, if any, and (v) to fulfill all conditions to this Agreement.
               (b) Further, and without limiting the generality of the rest of this Section, each of Jefferies and Mass Mutual shall promptly (i) furnish to NovaStar such necessary information and reasonable assistance as NovaStar may request in connection with the foregoing, (ii) inform NovaStar of any communication from any Governmental Authority regarding any of the Transactions or related filings or approvals, and (iii) provide counsel for NovaStar with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party’s Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated by this Agreement, provided, however, that materials may be redacted (x) as necessary to comply with contractual arrangements and (y) as may be necessary to address any reasonable concerns relating to classified, privileged or confidential information.
               (c) In the event that any Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the Transactions, each of the parties shall cooperate with each other and use its respective commercially reasonable efforts at NovaStar’s expense to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.
          Section 6.3 Further Assurances. Each of the parties agrees that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement.
          Section 6.4 Confidentiality. Each of the parties shall keep, and shall cause its Representatives to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (a) such information is then in the public domain through no fault of such party, (b) such information has been lawfully acquired from other sources by such party or (c) this Agreement or any other agreement entered into pursuant hereto or thereto permits the use or disclosure of such information) and each party shall not, and shall cause its Representatives not to (without the prior written consent of the other party), otherwise release or disclose such information to any other Person, except such party’s Representatives, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used all commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure at the expense of the other affected party or parties, and in such case shall exercise all commercially reasonable efforts to obtain reliable assurance that such information will be accorded confidential treatment.
          Section 6.5 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the parties hereto. No public release, announcement or other public disclosure (including pursuant to Rule 425 of the Securities Act, to the extent practicable) concerning the Transactions shall be issued by any party without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any U.S. securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on the release or announcement in advance of such issuance and shall consider and address in good faith the views and comments made by such other party regarding any such release, announcement or other public disclosure.
          Section 6.6 Litigation Cooperation. Each of the parties (with the Jefferies Entities constituting one party for the purpose of this Section 6.6) shall use commercially reasonable efforts to make available to the other party or parties, upon written request and at the expense of the other party or parties, its officers, directors, employees and agents as witnesses to the extent such Persons may reasonably be required in connection with any Action arising out of the Transactions; provided that such Action does not involve a claim by any party against the other parties.
          Section 6.7 Voting of Series D Preferred.
               (a) From the date of this Agreement until the earlier of Closing Date or the termination of this Agreement in accordance with its terms, each of Jefferies and Mass Mutual agrees that it, and each of its applicable Subsidiaries, shall be present, in person or by proxy, at each and every shareholders meeting of NovaStar, and otherwise cause all shares of the Series D Preferred held by it to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent, or cause to be voted or consented, all shares of the Series D Preferred owned directly or indirectly by it or its Subsidiaries (i) in favor of any proposal to implement the Transactions, which is presented at any of the NovaStar Shareholder Meetings or any such other meeting and (ii) against any proposal, action or transaction involving or affecting NovaStar that would reasonably be expected to prevent, impede or delay the consummation of the Transactions (collectively, “Frustrating Transactions”); provided that NovaStar shall send written notice to Jefferies and Mass Mutual of any proposal that NovaStar considers to be a Frustrating Transaction at least 10 Business Days prior to the vote on any such Frustrating Transaction.
               (b) Each of Jefferies and Mass Mutual shall, and shall cause its applicable Subsidiaries to, grant an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to NovaStar or its designees to vote in favor of any proposal to implement the Transactions any shares of Series D Preferred held by Jefferies or Mass Mutual, as applicable or any of its applicable Subsidiaries at any of the NovaStar Shareholder Meetings until such time as this Agreement shall terminate or the Exchange shall have closed.
               (c) Each of Jefferies and Mass Mutual agrees to, and shall cause its applicable Subsidiaries to, perform such further acts and execute such further instruments as may be reasonably necessary to vest in NovaStar the power to carry out and give effect to the provisions of this Section.
          Section 6.8 Tax Matters. Each of the parties shall use reasonable best efforts to obtain at NovaStar’s expense any Supplemental IRS Ruling relating to the Transactions that NovaStar may request (whether prior to, during, or following the Transactions) as promptly as practicable. In connection with the foregoing, Jefferies and Mass Mutual shall (i) promptly furnish to NovaStar such necessary information and reasonable assistance as NovaStar may request in connection with the foregoing, (ii) promptly inform NovaStar of any communication from the IRS regarding the IRS Ruling or any Supplemental IRS Ruling, (iii) make any filings with, or submissions of information to, the IRS regarding the IRS Ruling or any Supplemental IRS Ruling, (iv) promptly provide NovaStar with copies of all filings and information submissions made with the IRS and all correspondence and information received from the IRS in connection with the IRS Ruling, any Supplemental IRS Ruling or the Transactions, and (v)

cooperate to obtain any Supplemental IRS Ruling. NovaStar shall, subject to applicable Law, permit counsel for Jefferies and Mass Mutual to review in advance, and consider in good faith any proposed communication to the IRS in connection with the IRS Ruling or any Supplemental IRS Ruling and the Transactions.
          Section 6.9 Lock-Up Period.
               (a) During the period commencing on the date of this Agreement and ending on the earlier of (i) the termination of this Agreement in accordance with its terms or (ii) in the event of completion of the Exchange, the earlier to occur of (A) the third (3rd) anniversary of the Closing Date, (B) such point that an “Ownership Change” under § 1.382 of the applicable Treasury Regulations occurs and with respect to Jefferies only when such an “Ownership Change” occurs at no fault of Jefferies and with respect to Mass Mutual only when such an “Ownership Change” occurs at no fault of Mass Mutual, (C) such point at which NovaStar’s board of directors takes such action that will result in an Ownership Change under § 1.382 of the applicable Treasury Regulations, or (D) such point at which the NovaStar board of directors reasonably determines and declares that NovaStar’s net operating loss tax benefits will not be realized in whole or in part, (such period, the “Lock-Up Period”), except as otherwise contemplated or permitted by this Agreement, neither Jefferies nor Mass Mutual shall not, nor shall it authorize, permit or direct its Affiliates or Subsidiaries to, during the Lock-Up Period, without the prior written consent of NovaStar, directly or indirectly (x) offer, pledge, transfers, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, Series C Preferred or Series D Preferred, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, Series C Preferred or Series D Preferred.
               (b) During the Lock-Up Period, so long as it does not result in a “testing date” under § 1.382-2 of the applicable Treasury Regulations, Mass Mutual may transfer Common Stock to any wholly owned Mass Mutual Subsidiary that is part of its consolidated group of companies without violating Section 6.9(a).
               (c) During the Lock-Up Period, so long as it is effected with the agreement of NovaStar (which will not be unreasonably withheld, provided that seeking the confirmation of NovaStar’s outside tax consultants that such a transfer will not impair NovaStar’s existing net operating losses shall not be unreasonable) that it does not result in an increase in the “ownership shift percentage” under § 1.382-2T of the applicable Treasury Regulations, Jefferies may distribute Common Stock pro rata to the investors of the Jefferies’ funds owning the Common Stock after the Exchange without violating Section 6.9(a).
               (d) After the Closing Date and until the earlier to occur of (i) the end of the Lock-Up Period or (ii) the closing of the next annual meeting of shareholders, including any adjournments or postponements thereto, Jefferies agrees that it, and each of its applicable Subsidiaries, shall be present, in person or by proxy, at each and every shareholders meeting of NovaStar, and otherwise cause all shares of the Common Stock held by it to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent, or cause to be voted or consented, all shares of the Common Stock owned directly or indirectly by it or its Subsidiaries in favor of the nominees to NovaStar’s board of directors receiving the recommendation of the existing board of directors and, if applicable, in favor of a Company proposal seeking ratification of a shareholder rights agreement designed to protect the Company’s net operating losses.
               (e) After the Closing Date and until the earlier to occur of (i) the end of the Lock-Up Period or (ii) the closing of the next annual meeting of shareholders, including any adjournments or postponements thereto, Mass Mutual agrees that it, and each of its applicable Subsidiaries, shall be present, in person or by proxy, at each and every shareholders meeting of NovaStar, and otherwise cause all shares of the Common Stock held by it to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent, or cause to be voted or consented, all shares of the Common Stock owned directly or indirectly by it or its Subsidiaries in favor of the nominees to NovaStar’s board of directors receiving the recommendation of the existing board of directors and, if applicable, in favor of a Company proposal seeking ratification of a shareholder rights agreement designed to protect the Company’s net operating losses.
          Section 6.10 Board Rights.
               (a) After the Closing Date and during the Lock-Up Period, Jefferies and Mass Mutual, each shall be entitled to designate either one board observer (“Board Observer”) or director of the Company (“Board Director”). The designation of any individual to act as a Board Observer or Board Director shall be made in writing in accordance with Section 9.4 and must identify the individual and make clear whether such person will act as a Board Observer or Board Director. For the avoidance of doubt, any Board Director appointed under this Section 6.10 shall have the same rights, obligations and duties as any other director on the Company’s board of directors, except as set forth below.
               (b) The Company will provide any Board Observer with prior notice of the time and place of any proposed meeting of the board and any proposed action by written consent of the board. In addition, the Company will provide any Board Observer with copies of any documents that are provided by the Company to members of the board in connection with any meeting of the board or action by written consent of the board. All such notices of meetings and written materials shall be delivered to the Board Observers at the same time and in the same format as the notice of meetings and written materials delivered to applicable members of the board. The Board Observers shall be entitled to attend any board meeting, including a meeting to be held by telephone conference, and to participate therein, but the foregoing right of attendance or participation shall not include the right to vote on any matter presented to the board. Any information provided to a Board Observer as a result of the rights under this Section 6.10 shall be treated by such Board Observer in the same manner as if such Board Observer had obtained such information as a member of the board. Notwithstanding the foregoing, the Company reserves the right to withhold any information, documents or notices and to exclude any Board Observer from any board meeting or committee meeting or any portion thereof if access to such information or documents or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest. Prior to the designation of any individual to act as a Board

Observer, such individual shall enter into a confidentiality agreement with the Company on terms reasonably acceptable to the Company and Jefferies or Mass Mutual, as applicable.
               (c) In the event either Jefferies or Mass Mutual exercises its right to appoint a Board Director, as provided under Section 6.10(a), as soon as reasonably practicable after such designation the Company shall use its reasonable best efforts to expand its board of directors by one position and appoint the individual designated by Jefferies or Mass Mutual, as applicable, to fill the newly created position. Jefferies and Mass Mutual each shall also have the right to notify the Company of its intent to remove from the board the Board Director so designated, and the Company shall use its reasonable best efforts to take all actions necessary to effect such removal. If a vacancy is to occur on the board of directors arising from the removal, resignation, death or incapacity of a Board Director, Jefferies or Mass Mutual, as applicable, shall have the sole right to designate a new director to fill such vacancy. The Company shall take all actions necessary to fill such a vacancy with the replacement director promptly upon notice.
               (d) So long as any Board Director serves on the board of directors, the Company shall maintain directors and officers indemnity insurance coverage for the Board Director on the same basis as which it is provided to other members of the board.
               (e) Notwithstanding any Company policy regarding the payment of non-cash compensation to its directors, Board Directors shall not be eligible to receive any non-cash compensation, including stock or stock options.
ARTICLE VII
SURVIVAL AND INDEMNIFICATION
          Section 7.1 Survival. Except as otherwise contemplated by this Agreement, all covenants, representations, warranties and agreements of the parties contained in this Agreement, or in any certificate, document or other instrument delivered in connection with this Agreement, shall survive the consummation of the Transactions.
          Section 7.2 Indemnification by NovaStar. NovaStar shall indemnify, defend and hold harmless each of Jefferies and Mass Mutual and their respective Subsidiaries, respective Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing from and against:
               (a) any and all Losses to the extent arising out of, attributable to or resulting from any breach or inaccuracy of any representation or warranty of NovaStar contained in this Agreement or in any certificate delivered pursuant to this Agreement; and
               (b) any and all Losses to the extent arising out of, attributable to or resulting from any breach of any covenant or agreement to be performed by NovaStar contained in this Agreement or in any certificate delivered pursuant to this Agreement.
          Section 7.3 Indemnification by Jefferies. Jefferies shall indemnify, defend and hold harmless NovaStar, its Subsidiaries, Affiliates, each of their respective directors,

officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “NovaStar Indemnified Parties”) from and against:
               (a) any and all Losses to the extent arising out of, attributable to or resulting from any breach or inaccuracy of any representation or warranty of Jefferies contained in this Agreement or in any certificate delivered pursuant to this Agreement; and
               (b) any and all Losses to the extent arising out of, attributable to or resulting from any breach of any covenant or agreement to be performed by Jefferies contained in this Agreement or in any certificate delivered pursuant to this Agreement.
          Section 7.4 Indemnification by Mass Mutual. Mass Mutual shall indemnify, defend and hold harmless the NovaStar Indemnified Parties from and against:
               (a) any and all Losses to the extent arising out of, attributable to or resulting from any breach or inaccuracy of any representation or warranty of Mass Mutual contained in this Agreement or in any certificate delivered pursuant to this Agreement; and
               (b) any and all Losses to the extent arising out of, attributable to or resulting from any breach of any covenant or agreement to be performed by Mass Mutual contained in this Agreement or in any certificate delivered pursuant to this Agreement.
          Section 7.5 Notice; Procedure for Third-Party Claims.
               (a) Any Person entitled to indemnification under this Agreement (an “Indemnified Party”) may seek indemnification for any Loss or potential Loss by giving written notice to the applicable party or parties from whom indemnification is sought (the “Indemnifying Party”), specifying (i) the representation, warranty, covenant or other agreement that is alleged to have been inaccurate, to have been breached or to have given rise to indemnification, (ii) the basis for such allegation and (iii) if known, the aggregate amount of the Losses for which a claim is being made under this Article VII or, to the extent that such Losses are not known or have not been incurred at the time such claim is made, an estimate, prepared in good faith, of the aggregate potential amount of such Losses. Written notice to such Indemnifying Party of the existence of a claim shall be given by the Indemnified Party as soon as practicable after the Indemnified Party first receives notice of the potential claim; provided that any failure to provide such prompt notice of the existence of a claim to the applicable Indemnifying Party shall not affect the Indemnified Party’s right to seek indemnification pursuant to this Article VI except and only to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party has been materially prejudiced as a result of such delay.
               (b) In the case of any claim asserted by a Person that is not a party to this Agreement against an Indemnified Party (a “Third-Party Claim”), the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of such Third-Party Claim and any litigation or proceeding resulting therefrom; provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any Third-Party Claim, shall consent to entry of any judgment or enter into any settlement. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any Third-Party Claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to impair the ability of Jefferies, Mass Mutual or NovaStar, or their respective Affiliates, to conduct their businesses or impair their respective reputations or business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand at the sole expense of the Indemnifying Party and without affecting its right to indemnification hereunder. In any event, Jefferies, Mass Mutual and NovaStar shall reasonably cooperate in the defense of any Third-Party Claim subject to this Article VII, and the records of each shall be made reasonably available to the other with respect to such defense, subject to reasonable restrictions for classified, privileged or confidential information and consistent with applicable Law and in accordance with the procedures established by such party.
          Section 7.6 Remedies Not Exclusive. The remedies provided in this Article VII shall be cumulative and shall not preclude assertion by any Indemnified Party of any and all other rights or the seeking of any and all other remedies against the Indemnifying Party; provided that no Person may recover more than once for a Loss it has incurred.
ARTICLE VIII
TERMINATION
          Section 8.1 Termination. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date:
(a)	by mutual written consent of Jefferies, Mass Mutual and NovaStar;

(b)	by either Jefferies, Mass Mutual or NovaStar:
               (i) if the Exchange shall not have been consummated on or prior to June 30, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the Offer or Exchange not being consummated on or prior to the Termination Date;

               (ii) if a Restraint prohibiting any material part of the Transactions shall have become final and nonappealable; or
               (iii) if the NovaStar Shareholder Approvals shall not have been obtained upon the completion of any of the NovaStar Shareholder Meetings (including any adjournment thereof);
               (c) by NovaStar, if Jefferies or Mass Mutual have breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement, which breach or failure to perform would result in the failure of the conditions set forth in Annex A and is not cured, or cannot be cured, within 30 calendar days (or if the Termination Date is less than 30 calendar days from such breach or failure to perform a representation, warranty, covenant or other obligation within the period remaining to the Termination Date); or
               (d) by either Jefferies or Mass Mutual, if NovaStar has breached or failed to perform any of its representations, warranties, covenants or other obligations set forth in this Agreement, which breach or failure to perform would result in the failure of the conditions set forth in Annex A and is not cured, or cannot be cured, within 30 calendar days (or if the Termination Date is less than 30 calendar days from such breach or failure to perform a representation, warranty, covenant or other obligation within the period remaining to the Termination Date).
          Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice of such termination shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 6.4 and 6.6, and Articles VII, VIII and IX, all of which shall survive termination of this Agreement in accordance with their terms), and there shall be no liability or other obligation on the part of Jefferies, Mass Mutual or NovaStar or their respective Subsidiaries, or its or their respective Affiliates, stockholders or shareholders, controlling persons or Representatives, except nothing shall relieve Jefferies, Mass Mutual or NovaStar from (a) their respective liabilities or other obligations set forth in Sections 6.4 and 6.6, and Articles VII (assuming with respect to a Third-Party Claim the survival of their respective warranties, representations and covenants), VIII and IX or (b) liability for any willful and material breach by such party of its covenants under this Agreement to be performed.
ARTICLE IX
MISCELLANEOUS
          Section 9.1 Entire Agreement. This Agreement, including Annex A and Annex B hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.
          Section 9.2 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in multiple counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or electronic transmission shall be considered original executed counterparts for purposes of this Section 9.2; provided that receipt of copies of such counterparts is confirmed.
          Section 9.3 Expenses. Except as otherwise expressly set forth in this Agreement, whether the Transactions are consummated or not, all legal and other costs and expenses to the extent incurred in connection with, arising out of, or relating to this Agreement, shall be paid by the party incurring such costs and expenses.
          Section 9.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

To	Jefferies Capital Partners IV L.P,
Jefferies Employee Partners IV LLC and/or
JCP Partners IV LLC:

Jefferies Capital Partners
520 Madison Avenue
New York, NY 10022

with a copy to (which shall not constitute notice):

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038-4982
Attention: Melvin Epstein, Esq.

To	Mass Mutual:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Michael Rollings

with a copy to (which shall not constitute notice):

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: General Counsel

To	NovaStar:

NovaStar Financial, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
Attention: Rodney Schwatken

with a copy to (which shall not constitute notice):

Bryan Cave LLP
One Kansas City Place
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attention: Gregory G. Johnson, Esq.
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient if received prior to 5 P.M., local time, in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
          Section 9.5 Waivers. No failure or delay by Jefferies, Mass Mutual or NovaStar in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
          Section 9.6 Amendments. This Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the NovaStar Shareholder Approvals, by written agreement of the parties; provided, however, that following the receipt of the NovaStar Shareholder Approvals, there shall be no amendment or change to the provisions of this Agreement which by Law would require further approval by the NovaStar Shareholders. No amendment to or modification of any provision of this Agreement shall be binding upon any party unless in writing and signed by all parties.
          Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Any purported assignment not permitted under this Section shall be null and void.
          Section 9.8 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          Section 9.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their successors and permitted assigns, and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.
          Section 9.10 Annex A . Annex A shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
          Section 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS; PROVIDED THAT THE FIDUCIARY DUTIES OF THE NOVASTAR SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF NOVASTAR, AND THE VALIDITY OF ANY CORPORATE ACTION ON THE PART OF NOVASTAR, INCLUDING THE ADOPTION AND APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND OTHER MATTERS GOVERNED BY THE MGCL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.
          Section 9.12 Consent to Jurisdiction; Waiver of Jury Trial.
               (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, any federal court sitting in the State of Delaware, and the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each of the parties to this Agreement consents to service being made through the notice procedures set forth herein and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses of the parties set forth herein shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
               (b) EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
          Section 9.13 Specific Performance. The parties agree that irreparable and unquantifiable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, if for any reason Jefferies, Mass Mutual or NovaStar shall have failed to perform its obligations under this Agreement, the breaching party shall not object to the granting of specific performance of the terms and provisions of this Agreement or other equitable relief on the basis that there exists an adequate remedy at law, and the party seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which they are entitled at Law or in equity. If, notwithstanding the preceding sentence, a court shall require that the non-breaching party prove that such non-breaching party is entitled to specific performance, injunctive or other equitable relief for a breach or non-performance of this Agreement by the other party, the parties agree that a party’s entitlement to such specific performance, injunctive or other equitable relief shall be governed by the preponderance of the evidence standard (and not the clear and convincing evidence or any other higher standard) for the burden of persuasion with respect to a party’s entitlement to such relief.
          Section 9.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby; provided, however, that the consummation of the Exchange is conditioned upon and is not severable from the Offer. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[Remainder of page left intentionally blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: BABSON CAPITAL MANAGEMENT LLC, its investment advisor

By:	/s/ Jeffrey A. Dominick

Name:	Jeffrey A. Dominick
Title:	Managing Director - Mass Mutual Capital

JEFFERIES CAPITAL PARTNERS IV L.P.
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC
By: JEFFERIES CAPITAL PARTNERS IV LLC, as manager

By:	/s/ Brian P. Friedman

NOVASTAR FINANCIAL, INC.

By:	/s/ W. Lance Anderson

Name:	W. Lance Anderson
Title:	Chairman and Chief Executive Officer
[Signature Page to Exchange Agreement]

ANNEX A
CONDITIONS TO CLOSING THE EXCHANGE
I. Conditions Waivable Only by All Parties
          Notwithstanding any other provisions of the Agreement, none of the parties to the Agreement shall be obligated to complete the Exchange unless each of the following conditions shall be satisfied (or waived by Jefferies, Mass Mutual and NovaStar):
     (a) NovaStar Shareholder Approval. The NovaStar Shareholder Approvals shall have been obtained, including the board structure and representation rights described in the recitals of this Agreement;
     (b) IRS Ruling. There shall be no change in, revocation of, or amendment to the IRS Ruling, any Supplemental IRS Ruling or applicable Law that could reasonably be expected to cause any party to incur any Taxes (other than any de minimis Taxes). There shall be no change in, revocation of, or amendment to the IRS Ruling, any Supplemental IRS Ruling or the applicable Law that could reasonably be expected to impose a limitation on the ability of NovaStar to utilize its net operating losses as a result of the Offer and Exchange, and there shall be no other change in, revocation of, or amendment to such ruling or the applicable law that could reasonably be expected to adversely affect NovaStar;
     (c) SEC Filings. (i) The Form S-4 shall have been declared effective by the SEC and shall not have become subject to a stop order or proceeding seeking a stop order and (ii) the SEC staff shall have no further comments on either the Schedule TO or the Common Stock Proxy Statement;
     (d) No Illegality or Injunctions. There shall not be any temporary, preliminary or permanent Restraints in effect preventing or prohibiting the Exchange;
     (e) Governmental Action. There shall not be instituted or pending any material Action by any Governmental Authority seeking to restrain or prohibit the Offer or Exchange;
     (f) 5% Shareholder under Section 382. No Person or group shall have qualified as or otherwise become a “5-percent shareholder” under Treasury Regulation § 1.382-2T(g);
     (g) Closing of the Offer. The closing of the Offer substantially in accordance with the terms described in the Agreement shall have occurred prior to or concurrently with the closing of the Exchange.

II. Conditions Waivable by Jefferies and Mass Mutual
          Notwithstanding any other provisions of the Agreement, each of Jefferies and Mass Mutual shall not be obligated to complete the Exchange unless each of the following conditions shall be satisfied (or waived by both Jefferies and Mass Mutual):
     (a) Representations and Warranties. The representations and warranties of NovaStar set forth in the Agreement shall be true and correct as of the date of the Agreement and as of the Closing Date as though made on the Closing Date (except to the extent that such representations and warranties expressly relate to a specified date, in which case as of such specified date);
     (b) Covenants. NovaStar shall have performed in all material respects its obligations, agreements or covenants required to be performed by it on or prior to the Closing Date under the Agreement;
     (c) Officer’s Certificate. NovaStar shall have furnished Jefferies and Mass Mutual with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer, Chief Financial Officer, or other duly authorized officer to the effect that the conditions set forth in clauses II.(a) and II.(b) of this Annex A shall have been satisfied.
III. Conditions Waivable by NovaStar
          Notwithstanding any other provisions of the Agreement, NovaStar shall not be obligated to complete the Exchange unless each of the following conditions shall be satisfied (or waived by NovaStar):
     (a) Representations and Warranties. The representations and warranties of each of Jefferies and Mass Mutual set forth in the Agreement shall be true and correct as of the date of the Agreement and as of the Closing Date as though made on the Closing Date (except to the extent that such representations and warranties expressly relate to a specified date, in which case as of such specified date);
     (b) Covenants. Each of Jefferies and Mass Mutual shall have performed in all material respects its obligations, agreements or covenants required to be performed by it on or prior to the Closing Date under the Agreement;
     (c) Fairness Opinion. NovaStar’s financial advisor shall have provided a fairness opinion bring down satisfactory to NovaStar’s board of directors;
     (d) Material Adverse Effect. Since the date of execution of the Agreement, there has been no NovaStar Material Adverse Effect;
     (e) Officer’s Certificate. Each of Jefferies and Mass Mutual shall have furnished NovaStar with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer, Chief Financial Officer, or other duly authorized officer, to the effect that the conditions set forth in clauses III.(a) and III.(b) of this Annex A shall have been satisfied.
          The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term “Agreement” shall be deemed to refer to the agreement to which this Annex A is annexed

ANNEX B
FORM OF REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT
     This REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT, dated as of [____________] (this “Agreement”), is made by and among NovaStar Financial, Inc., a Maryland corporation (the “Company”), Massachusetts Mutual Life Insurance Company, a mutual life insurance company (“Mass Mutual”), Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (collectively “Jefferies”; and together with Mass Mutual, collectively, the “Investors”).
RECITALS:
     A. The Company and the Investors have agreed to exchange (the “Exchange”) an aggregate of 2,100,000 shares of 9.00% Series D-1 Mandatory Convertible Preferred Stock, par value $0.01 per share of the Company held by the Investors for 37,161,600 newly-issued shares of common stock, par value $0.01 per share of the Company (the “Common Shares”) and $1,377,000 in cash pursuant to the Exchange Agreement, dated as of December 10, 2010 (the “Exchange Agreement”), by and between the Company and the Investors.
     B. Under the Exchange Agreement, the Company and the Investors agreed to execute this Agreement upon the closing of the Exchange.
     C. Capitalized terms used in this Agreement and not otherwise defined are used as defined in Section 11.
AGREEMENT
     Now, therefore, the parties hereto agree as follows:
     1. Demand Registrations.
     (a) Requests for Registration. Upon the earlier to occur of (A) the third (3rd) anniversary of the date of this Agreement, (B) an “Ownership Change” of the Company occurs under § 1.382 of the applicable regulations promulgated under Code and with respect to Jefferies only when such an “Ownership Change” occurs at no fault of Jefferies and with respect to Mass Mutual only when such an “Ownership Change” occurs at no fault of Mass Mutual, (C) the Company’s board of directors takes such action that will result in an Ownership Change under § 1.382 of the applicable regulations promulgated under the Code, or (D) the Company’s board of directors reasonably determines and declares that the Company’s net operating loss tax benefits will not be realized in whole or in part (the time period prior to satisfaction of A, B, C or D above, the “Lock-Up Period”), the Required Investor Holders may request in writing that the Company effect the registration (a “Demand Registration”) of all or any part of the Registrable Securities held by such Required Investor Holders, specifying the intended method of disposition thereof (a “Registration Request”) by filing with the Commission a Demand Registration Statement. Promptly after its receipt of any Registration Request, but no later than 10 days after receipt of such Registration Request, the Company will give written notice of such request to all other Holders of, and will use its reasonable best efforts to register, as expeditiously as practicable following a Registration Request in accordance with the provisions of this Agreement, all Registrable Securities (subject to any reduction pursuant to Section 1(f)) that have been requested to be registered by the Initiating Holders in the Registration Request or by any other Holders by written notice to the Company given within 20 days after the date the Company has given such Holders notice of the Registration Request to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Registration Request or further requests (including, without limitation, only with respect to a Registration Request of the Required Investor Holders, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) if so requested and if the Company is then eligible to use such a registration). The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable after the filing thereof and to keep such Demand Registration Statement continuously effective for the period specified in Section 3. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.
     (b) Limitation on Demand Registrations. Other than as provided in Section 1(c), the Company will not be obligated to effect or pay the Registration Expenses of more than two registrations requested by each of Mass Mutual (together with its Affiliates), and Jefferies (together with its Affiliates), pursuant to this Section 1; provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration for which the Company is required to pay Registration Expenses the number of Registrable Securities requested to be registered by the Holders by reason of Section 1(f); provided, further, that a request for registration will not count for the purposes of this limitation if (i) the Majority Holders of the Registration determine in good faith to withdraw (x) such Registration Request prior to the filing of a Demand Registration Statement or (y) such Demand Registration Statement (prior to the effective date of the Demand Registration Statement relating to such request) due to (1) regulatory reasons, (2) because of a material adverse change in the business, financial condition or prospects of the Company or (3) due to the exercise by the Company of its rights under Section 1(d) hereof, (ii) the Registration Statement relating to such request is not declared effective within 90 days (in any case where the Commission has no comments on the Registration Statement) or 180 days (in any case where the Commission has comments on the Registration Statement) of the date such registration statement is first filed with the Commission (other than solely by reason of Holders refusing to proceed) and the Majority Holders of the Registration withdraw such Registration Request prior to the effective date of the Demand Registration Statement relating to such request, (iii) prior to the sale of at least 90% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Majority Holders of the Registration within 30 days of the date of such order, (iv) more than 10% of the Registrable Securities

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requested by the Required Investor Holders to be included in the registration are not so included pursuant to Section 1(f), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Required Investor Holders). Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 1(a) regardless of whether or not such request counts toward the limitation set forth above until such limit is reached.
     (c) Short-Form Registrations.
     (i) S-3 Registration. After the end of the Lock-Up Period, if at any time (A) one or more Holders of Registrable Securities request that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $10,000,000, and (B) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such securities, then the Company shall, as expeditiously as practicable following such request, use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the intended methods of disposition specified in such request or any related subsequent requests (including, without limitation, by means of a Shelf Registration) the Registrable Securities specified in such request and any related subsequent requests; provided, that if such registration is for an Underwritten Offering, the terms of Sections 1(e) and 1(f) shall apply (and any reference to “Demand Registration” therein shall, for purposes of this Section 1(c), instead be deemed a reference to “S-3 Registration”). Whenever the Company is required by this Section 1(c) to use its reasonable best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Sections 1(a) and 1(g) (including but not limited to the requirements that the Company (A) notify all Holders of Registrable Securities from whom such request for registration has not been received and provide them with the opportunity to participate in the offering and (B) use its reasonable best efforts to have a Registration Statement in connection with such S-3 Registration declared and remain effective for the time period specified herein) shall apply to such registration (and any reference in such Sections 1(e) and 1(f) to “Demand Registration” shall, for purposes of this Section 1(c)(i), instead be deemed a reference to “S-3 Registration”). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 1(c) within 90 days after the effective date of a Registration Statement filed by the Company covering a firm commitment Underwritten Offering in which the Holders of Registrable Securities shall have been entitled to join pursuant to this Agreement in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested (subject to any reduction pursuant to Section 1(f)). There is no limitation on the number of S-3 Registrations that the Company is obligated to effect in response to Holders’ requests for S-3 Registrations, and S-3

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Registrations shall not count as Demand Registrations for purposes of Section 1(a) or otherwise reduce the number of Demand Registrations to which the Holders are entitled. The Company will pay all Registration Expenses incurred in connection with any S-3 Registration.
     (ii) Shelf Registration. If a request made pursuant to Section 1(a) or 1(c) is for a Shelf Registration, the Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely saleable pursuant to Rule 144 under the Securities Act (or any successor provision having similar effect) or (ii) a “No-Action Letter” from the staff of the Commission stating that the Commission would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.
     (d) Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time the filing of a Prospectus or the effectiveness of a Registration Statement for a Demand Registration or S-3 Registration if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company, following consultation with, and after obtaining the good faith approval of, the board of directors (the “Board”) of the Company, stating that the Company believes that such Demand Registration or S-3 Registration would have a material adverse effect on any proposal by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or otherwise would require disclosure of a material corporate development that the Company is not otherwise required to disclose, and which disclosure would be detrimental to the Company and its shareholders or would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company. The Company may only delay a Demand Registration or an S-3 Registration pursuant to this Section 1(d) by delivery of a Blackout Notice (as defined below) within 30 days of delivery of the request for such Registration under Section 1(a) or (c), as applicable, and may delay a Demand Registration or an S-3 Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed 60 days (or such earlier time as such transaction is consummated or no longer proposed) (the “Blackout Period”). There shall not be more than two Blackout Periods in any 12 month period and the aggregate length of such Blackout Periods shall not exceed 120 days in any 12 month period. The Company shall promptly notify the Holders in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration or an S-3 Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 1(d) and shall include

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a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or an S-3 Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. If the Company shall postpone the filing of a Demand Registration Statement or an S-3 Registration Statement, the Majority Holders of the Registration who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a request for a Demand Registration effected pursuant to Section 1(a) (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.
     (e) Selection of Underwriters. If the Initiating Holders holding a majority of the Registrable Securities for which registration was requested intend to distribute the Registrable Securities covered by their Registration Request by means of an Underwritten Offering, they will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the other Holders with respect to such Registration Request and the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering. In such event, the Initiating Holders holding a majority of the Registrable Securities for which registration was requested will have the right to select the Underwriters or other investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld, conditioned or delayed. If the offering is an Underwritten Offering, the Company will use reasonable best efforts to ensure that the right of any Person (including other Holders) to participate in such registration will be conditioned upon such Person’s participation in such underwriting at the same price and on the same terms of underwriting applicable to the Initiating Holders and the inclusion of such Person’s Registrable Securities in the Underwritten Offering (unless otherwise agreed by the Majority Holders of the Registration), and each such Person will (together with the Company and the other Holders distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering. If any Holder disapproves of the terms of the Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company, the managing Underwriter and the Majority Holders of the Registration.
     (f) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Sections 1(a) or (c) any securities that are not Registrable Securities without the prior written consent of the Initiating Holders holding a majority of the Registrable Securities for which registration was requested, which consent will not be unreasonably withheld, conditioned or delayed. Other than in connection with a Shelf Registration, if the managing Underwriter advises the Company that in its opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without materially adversely affecting the successful marketability

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of the offering (including a material adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, Registrable Securities, pro rata among the respective Holders thereof on the basis of the aggregate number of Registrable Securities requested to be included in such registration by each of them, and (ii) second, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, no employee of the Company or any Subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration. In the event the Company shall not, by virtue of this Section 1(f), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.
     (g) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, securities other than the Registrable Securities may be covered by such registration only to the extent the inclusion of such other securities is made in compliance with the provisions of Section 1(f).
     (h) Registration Statement Form. Registrations under this Section 1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Registration Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with (A) the intended method or methods of disposition specified in the requests for registration and (B) applicable law. The Company agrees to consult with any selling Holder with respect to any information which such selling Holder, upon advice of counsel, has reasonably requested to be included in such Registration Statement.
     (i) Conversions; Exercises. Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 1 or 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.
     (j) Exclusive Rights. The registration rights granted pursuant to the provisions of this Section 1 shall be in addition to the registration rights granted pursuant to the provisions of Section 2 hereof.

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     2. Piggyback Registrations.
     (a) Right to Piggyback. After the end of the Lock-Up Period, whenever the Company proposes to register any of its securities (including in response to a demand of a shareholder not party hereto, but excluding a registration pursuant to Section 1, relating solely to employee benefit plans, or relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of the Company’s notice (a “Piggyback Registration”). Any Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing Underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of such Piggyback Registration. The Company may delay, terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to any Holder in connection with such delay, termination or withdrawal; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Piggyback Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in this Section 2(a). There is no limitation on the number of such Piggyback Registrations pursuant to this Section 2 which the Company is obligated to effect. The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 1 hereof.
     (b) Underwritten Registration. If any Piggyback Registration involves an Underwritten Offering, the Company will so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event, the Company will use reasonable best efforts to ensure that the right of any Holder to registration pursuant to this Section 2 will be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering, and each such Holder will (together with the Company and the other Holders distributing their securities through such Underwritten Offering) enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by the Company. If any Holder disapproves of the terms of the Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company, the managing Underwriter and the Holders participating in the Underwritten Offering.
     (c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or Prospectus becomes effective or final.

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     (d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each Holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of such offering, the Company will include in such registration or Prospectus only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities so requested to be included therein owned by each such Holder, and (iii) third, other securities requested to be included in such registration; provided, however, that in the event the Company will not, by virtue of this Section 2(d), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.
     (e) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten secondary registration on behalf of holders of the Company’s securities other than the Holders of Registrable Securities, and the managing Underwriters advise the Company (a copy of such notice if in writing or prompt communication of the content of such notice, if oral, to be provided by the Company to each Holder requesting registration) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially adversely affecting the successful marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such Underwriters can be sold without materially adversely affecting the successful marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the number of securities so requested to be included therein owned by each such holder, and (ii) second, other securities requested to be included in such registration; provided, however, that in the event the Company will not, by virtue of this Section 2(e), include in any such registration all of the Registrable Securities of any Holder requested to be

8

included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.
     (f) Other Registrations. If the Company receives a Registration Request or files a Registration Statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, from a period beginning on the date of a Registration Request and ending at least 120 days from the effective date of the effectiveness of such Registration Statement, and shall not be required to do so notwithstanding any other provision of this Agreement.
     3. Registration Procedures. Subject to Section 1(d), whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as practicable:
     (a) prepare and (within 60 days after the end of the thirty-day period within which requests for registration may be given to the Company pursuant hereto) file with the Commission a Registration Statement with respect to such Registrable Securities which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, make all required filings with the Financial Industry Regulatory Authority (“FINRA”) and thereafter use its reasonable best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders’ counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at Holders’ expense and the Company shall provide the Holders’ counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector”) with a reasonable opportunity, in light of the circumstances, to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission. Unless such Holders’ counsel has reasonably objected in writing to the filing of such

9

Registration Statement, amendment or supplement prior thereto, the Company will file such Registration Statement, Prospectus, amendment or supplement or comparable statement as required by this Agreement. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such Holders’ counsel has reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;
     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 1(c), and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);
     (c) furnish to each seller of Registrable Securities and each Underwriter, if any, such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary Prospectus, final Prospectus, all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;
     (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or the sole or lead managing Underwriter, if any, reasonably requests, to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals) and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or

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reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
     (f) promptly notify the Holders’ counsel, the sole or lead managing Underwriter, if any, and each seller of such Registrable Securities, at any time when a Registration Statement related thereto is required to be amended or supplemented or a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Registration Statement or Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
     (g) notify each seller of any Registrable Securities covered by such Registration Statement (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threat (of which the Company has actual knowledge) of any proceedings for any of such purposes or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;
     (h) if so requested by the Majority Holders of the Registration, use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;
     (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of, or date of final receipt, for such Registration Statement;
     (j) enter into and perform such customary agreements (including underwriting agreements with customary provisions) and provide officers’ certificates and other customary closing documents and take all such other actions as the Majority Holders of the Registration or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

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     (k) make available for inspection by any seller of Registrable Securities, Holders’ counsel, any Underwriter participating in any disposition pursuant to such Registration Statement and any Inspector, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Holders’ counsel, Underwriter, or Inspector in connection with such Registration Statement; provided that each Holder will, and will use its commercially reasonable efforts to cause each such Underwriter or Inspector to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing; provided, further, that the Company shall not be required to make available for inspection any documents containing material non-public information or otherwise provide such material non-public information to any person unless permitted under applicable securities laws (in particular Regulation F-D) without also making public disclosure thereof;
     (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable earnings statements covering such 12-month periods beginning after the “effective date of the registration statement” (as defined in Rule 158(c) of the Securities Act) in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
     (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;
     (n) cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the Underwriters reasonably request in order to expedite or facilitate such disposition; and enter into such agreements and take such other actions as the sellers of Registrable Securities or the Underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
     (o) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, obtain one or more comfort letters, addressed to the sellers of Registrable Securities, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the

12

closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holders of a majority of the Registrable Securities being sold in such offering reasonably request;
     (p) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, provide legal opinions of the Company’s outside counsel and a “negative assurance” letter from counsel, in each case, addressed to the Holders of the Registrable Securities being sold, dated the effective date of such Registration Statement, each amendment and supplement thereto (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions and “negative assurance” letters of such nature;
     (q) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;
     (r) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and
     (s) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.
     The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise

13

identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. If any Registration Statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.
     The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
     The Company represents and agrees that, unless it obtains the prior consent of the Majority Holders of the Registration or Holders’ counsel, and each of the Holders represents and agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to Registrable Securities that would constitute a “free writing prospectus” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement or Prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     4. Registration Expenses.
     (a) Except for Selling Expenses and as otherwise provided for herein, all expenses incidental to the Company’s performance of or compliance with this Agreement whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, including, without limitation, all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws and the rules of any stock exchange, word processing, duplicating, distributing and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, all independent certified public accountants (including the expenses of any audit and/or “cold comfort” letters), Underwriters and other Persons retained by the Company, the reasonable out-of-pocket

14

expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer (all such expenses, “Registration Expenses”), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of its liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their securities so registered.
     (b) In connection with each registration pursuant to Section 1 and each Piggyback Registration whether or not any Registration Statement becomes effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, the Company will reimburse the holders of Registrable Securities covered by such registration or qualification for the reasonable fees and disbursements of one United States counsel, which counsel shall be selected (i) in the case of a Demand Registration or an S-3 Registration by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Registration Request, and (ii) in all other cases, by the Majority Holders of the Registration, and in each case in consultation with the Company.
     (c) To the extent Registration Expenses are not required to be paid by the Company pursuant to this Agreement, each holder of securities included in any registration or qualification hereunder will pay those Registration Expenses allocable to the registration or qualification of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.
     5. Indemnification.
     (a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Holder, its Affiliates and their respective officers, directors and partners, members, shareholders, employees, and agents (each, an “Agent”) and each Person who “controls” such Holder (within the meaning of the Securities Act and Section 20 of the Exchange Act) against, and pay and reimburse such Holder, Agent or controlling person for any losses, claims, damages, liabilities, joint or several, to which such Holder, Agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the

15

statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Holder and each such Agent and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder or its Affiliates for use therein. In connection with an Underwritten Offering, the Company, if requested, will indemnify such Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.
     (b) In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information, affidavits and officer’s certificates as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus and, will indemnify and hold harmless the Company, its directors and officers, each Underwriter and each other Person who “controls” the Company (within the meaning of the Securities Act and Section 20 of the Exchange Act) and each such Underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder for use therein, and such Holder will reimburse the Company and each such director, officer, Underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to each Holder and will be limited to the proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

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     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.
     (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sentence. No person guilty of fraudulent misrepresentation (within the

17

meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     6. Participation in Underwritten Registrations.
     (a) No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing Underwriter(s), provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Holder will be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 5(b).
     (b) Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) above, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended Prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period mentioned in Section 3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended Prospectus contemplated by Section 3(f).
     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
     (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times,
     (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and
     (c) take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to

18

sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the Commission.
Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.
     8. Lock Up Agreements. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the timely request of the Company and the Underwriters managing any Underwritten Offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such Underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the Underwriters may specify, such consent not to be unreasonably withheld, delayed or conditioned, in the case of the Company, so long as all Holders or shareholders holding more than five percent (5%) of the outstanding Common Shares and all officers and directors of the Company are bound by a comparable obligation, provided that nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound. The Company agrees that (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and (ii) it will cause each holder of equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.
     9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the Company and the holders of not less than 66 2/3% of the Registrable Securities, (b) the dissolution, liquidation or winding up of the Company or (c) the date on which no Registrable Securities remain outstanding; provided, that Sections 5 and 10 shall survive any such termination, in accordance with their terms.

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     10. No Restriction on Ability to Engage in Competing Businesses. The parties acknowledge that the Investors and their Affiliates are engaged, and may in the future engage, in a variety of financial services businesses, and may make investments in, and have investments in, other businesses from time to time similar to and that may compete with the businesses of the Company and its direct and indirect subsidiaries (“Competing Businesses”). The Investors and their Affiliates reserve the right to make additional investments in other Competing Businesses independent of their investments in the Company. In addition, by virtue of an Investor holding equity or other interests in the Company or by having individuals designated by or affiliated with such Investor serving on or observing at meetings of the Board (or committees thereof) or otherwise (an “Investor Director”), no Investor nor any of the Investor’s respective Affiliates, including without limitation, any Investor Director (to the extent not prohibited by the Investor Director’s non-waivable fiduciary duties under Maryland law), shall have any obligation to the Company or any Subsidiary of the Company to refrain from competing with the Company or any Subsidiary of the Company, making investments in Competing Businesses, or otherwise engaging in any commercial activity; and none of the Company or any Subsidiary of the Company shall have any right with respect to any such other investments or activities undertaken by such Investor or such Affiliates. Without limitation of the foregoing, each Investor or any Affiliates thereof, including, without limitation, any Investor Director (to the extent not prohibited by the Investor Director’s non-waivable fiduciary duties under Maryland law), may engage in or possess an interest in other business ventures of any nature of description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary of the Company, and none of the Company, any Subsidiary of the Company or any Investor (other than such Investor) shall have any rights or expectancy by virtue of such Investor’s relationships with the Company, this Agreement or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business shall not be deemed wrongful or improper. No Investor nor any of their respective Affiliates, including, without limitation, any Investor Director, shall be obligated to present any particular investment or business opportunity to the Company or any Subsidiary of the Company even if such opportunity is of a character that, if presented to the Company or a Subsidiary of the Company, could be taken by the Company, and the Investors and their respective Affiliates shall continue to have the right to take for their own respective accounts or to recommend to others any such particular investment or business opportunity.
     11. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:
     “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Affiliates of Investors shall be deemed to include one or more funds under common management and their respective limited partners and Affiliates.
     “Agent” has the meaning set forth in Section 5(a).
     “Agreement” has the meaning set forth in the first paragraph of this Agreement.
     “Blackout Notice” has the meaning set forth in Section 1(d).

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     “Blackout Period” has the meaning set forth in Section 1(d).
     “Board” has the meaning set forth in Section 1(d).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.
     “Common Shares” has the meaning set forth in the recitals.
     “Company” has the meaning set forth in the first paragraph of this Agreement.
     “Competing Businesses” has the meaning set forth in Section 10.
     “Demand Registration” has the meaning set forth in Section 1(a).
     “Demand Registration Statement” means a registration statement of the Company that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 1(a) (as such amount may be reduced in accordance with the provisions of Section 1(f)) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.
     “Exchange” has the meaning set forth in the recitals.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.
     “Exchange Agreement” has the meaning set forth in the recitals.
     “FINRA” has the meaning set forth in Section 3(a).
     “Holder” means any holder of outstanding Registrable Securities who is a party to this Agreement or to whom the benefits of this Agreement have been validly assigned and such of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from such holder, for so long as such heirs, successors and permitted assigns own any Registrable Securities.
     “Initiating Holders” means, with respect to a particular registration, the Holders who initiated the request for such registration.
     “Inspector” has the meaning set forth in Section 3(a).
     “Investor Director” has the meaning set forth in Section 10.
     “Investors” has the meaning set forth in the first paragraph of this Agreement.

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     “Issuer Free Writing Prospectus” has the meaning set forth in the last paragraph of Section 3.
     “Jefferies” has the meaning set forth in the first paragraph of this Agreement.
     “Lock-Up Period” has the meaning set forth in Section 1.
     “Majority Holders of the Registration” means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.
     “Mass Mutual” has the meaning set forth in the first paragraph of this Agreement.
     “New York Court” has the meaning set forth in Section 12(l).
     “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.
     “Piggyback Registration” has the meaning set forth in Section 2(a).
     “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.
     “register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.
     “Registrable Securities” means (i) any Common Shares, (ii) any other shares or securities that the holders of the Common Shares may be entitled to receive, or will have received, pursuant to such holders’ ownership of the Common Shares, (iii) any Common Shares otherwise or hereafter purchased or acquired by the Investors or their Affiliates, and (iv) any securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii)or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization, sale of assets or similar transactions. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by Prospectus filed under the Securities Act and disposed of in accordance with the

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Registration Statement contained therein, (y) they can be sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act, or (z) they can be sold by such Holder without restriction as to volume or manner of sale pursuant to Rule 144(e) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.
     “Registration Expenses” has the meaning set forth in Section 4.
     “Registration Request” has the meaning set forth in Section 1(a). The term Registration Request will also include, where appropriate, a S-3 Registration request made pursuant to Section 1(c).
     “Registration Statement” means the registration statement, Prospectus and other documents filed with the Commission to effect a registration under the Securities Act.
     “Required Investor Holders” means one or more shareholders or members who would hold in the aggregate 50% or more of the outstanding Registrable Securities held by Investors or their permitted assignees and transferees.
     “Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
     “S-3 Registration” means a registration required to be effected by the Company pursuant to Section 1(c).
     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.
     “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.
     “Shelf Registration” has the meaning set forth in Section 1(a).
     “Subsidiary” of any person means another person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first person.
     “Underwriters” means the underwriters, if any, of the offering being registered under the Securities Act.
     “Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

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     12. Miscellaneous.
     (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is directly inconsistent with or violates the rights granted to Holders of Registrable Securities in this Agreement. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are the same as or more favorable from the perspective of such Person as or than, the registration rights granted hereunder without the prior written consent of the Required Investor Holders, unless such rights are also offered to the Required Investor Holders.
     (b) Adjustments Affecting Registrable Securities. Except as may be required by applicable law, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration or qualification for sale by Prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).
     (c) Remedies. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.
     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company (upon the approval of the independent directors of the Board, which shall not include the representatives of the Investors) and the Required Investor Holders; provided, however, that in the event that such amendment or waiver would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of a majority of the Registrable Securities of such group adversely treated.
     (e) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and assigns (including any permitted transferee of Registrable Securities).

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Except as otherwise provided in this Agreement, any Holder may assign to any permitted transferee (as determined under the Securities Purchase Agreement and this Agreement) of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement. In addition, and whether or not any express assignment will have been made, the provisions of this Agreement which are for the benefit of the Holders of the Registrable Securities (or any portion thereof) as such will be for the benefit of and enforceable by any permitted transferee that is a subsequent holder of any Registrable Securities (or of such portion thereof), as applicable, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof), as applicable, required in order to be entitled to certain rights, or take certain actions, contained herein. For purposes of this Agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. For the avoidance of doubt, the rights under Section 10 may not be assigned by either Investor to any third party, other than to its Affiliates or the other Investor, provided that in the case of any such assignment to an Affiliate or the other Investor, at all times voting and disposition control of such Registrable Securities and the right to exercise such rights under Section 10 shall remain with the Investors pursuant to appropriate proxies or other similar methods.
     (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (g) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (i) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
     (j) Entire Agreement. This Agreement and the Exchange Agreement are intended by the parties as a final expression of their agreement and intended to be a

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complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in this Agreement and the Exchange Agreement. This Agreement and the Exchange Agreement supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter, specifically, this Agreement supersedes and terminates the Registration Rights and Shareholders Agreement, dated July 16, 2007, by and among NovaStar Financial, Inc., Massachusetts Mutual Life Insurance Company, Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC.
     (k) Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company (and countersigned by the nominee), be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities and the nominee’s consent to such.
     (l) Consent to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court or any state court which in either case is located in the City and County of New York (any such federal or state court, a “New York Court”). In addition, each party to this Agreement hereby irrevocably and unconditionally expressly (i) submits to the personal jurisdiction and venue of any New York Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such New York Court.
     (m) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (n) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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(i)	if to Mass Mutual, to

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111
Attention: Michael Rollings

with a copy to (which shall not constitute notice):

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: General Counsel

(ii)	if to Jefferies, to

Jefferies Capital Partners
520 Madison Avenue
New York, New York 10022

with a copy to (which shall not constitute notice):

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Fax: (212) 806-6006
Attention: Melvin Epstein, Esq.

(iii)	if to the Company, to

NovaStar Financial, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
Attention: Rodney Schwatken

with a copy to (which shall not constitute notice):

Bryan Cave LLP
One Kansas City Place
1200 Main Street, Suite 3500
Kansas City, Missouri 64105
Attention: Gregory G. Johnson, Esq.

[the remainder of this page left intentionally blank]

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NOVASTAR FINANCIAL, INC.
By:
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:
Name:
Title:

JEFFERIES CAPITAL PARTNERS IV L.P. JEFFERIES EMPLOYEE PARTNERS IV LLC JCP PARTNERS IV LLC
By:	Jefferies Capital Partners IV LLC,
as Manager

By:
Name:
Title:

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